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                                                                    EXHIBIT 10.5

                         SUPPLEMENTAL PENSION AGREEMENT


         AGREEMENT made as of the 1st day of April 1980, by and between SOUTHDOWN, INC., a Louisiana corporation having its principal place of business at Two Allen Center, Suite 2200, Houston, Texas 77002 (the "Company"), and ___________, residing at ________________________________________________ (the
"Executive").

                             W I T N E S S E T H :

         WHEREAS, the Executive has been a valued key executive of the Company with many years of devoted and distinguished service; and

         WHEREAS, in order to induce the Executive to continue his employment with the Company, the Company desires to supplement the retirement income of the Executive and to provide certain other benefits for the Executive, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

         1.      Termination of Employment At or After Age 65; Survivor's
                 Benefits

                 (a) Upon the termination of the Executive's employment after he attains the age 65 for any reason other than death, the Executive shall receive a "Supplemental Pension", payable for his life, commencing on the first day of the calendar month following the month in which the Executive's employment terminates. For purposes of this Section 1, a "Supplemental Pension" shall mean monthly pension in an annual amount equal to the excess (if any) of (1) 60% of Compensation [as defined in Section 11(d)], over (2) Other Retirement Benefits [as defined in Section 11(f)] expressed as an annual amount.

                 (b) Upon the death of the Executive while entitled to receive a Supplemental Pension pursuant to Section 1(a), and provided the Executive has not received 120 monthly payments thereunder prior to his death, the Company shall make the same monthly payments to his Beneficiary that the
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Executive was entitled to receive under Section 1(a) until an aggregate of 120 monthly payments have been made to the Executive and/or his Beneficiary.

                 (c) Upon the death of the Executive after he attains age 65 and while employed by the Company, the Company shall pay to his Beneficiary a Supplemental Pension calculated in accordance with Section 1(a), payable for a period of 120 months, commencing on the first day of the calendar month following the month in which the Executive died.

         2.      Termination of Employment Prior to Age 65; Survivor's
                 Benefits.

                 (a) Upon the termination of the Executive's employment before he attains age 65 for any reason other than death or Disability, the Executive shall receive a Supplemental Pension, payable for his life, commencing on the first day of the calendar month following the month in which the Executive attains age 65 (the "Deferred Pension Commencement Date"). For purposes of this Section 2, a "Supplemental Pension" shall mean a monthly pension in an annual amount equal to the excess (if any) of (1) 60% of Compensation [as defined in Section 11(d)] multiplied by a fraction, the numerator of which is the number of full months of completed service by the Executive in the employ of the Company during the period (the "Vesting Period") between March 31, 1980 and the date on which the Executive will attain (or, if the Executive dies before attaining age 65, would have attained) age 65 and the denominator of which is the number of full months contained in the Vesting Period, over (2) Other Retirement Benefits [as defined in Section 11(f)] expressed as an annual amount.

                 (b) In the event the Executive should die after termination of his employment but before the Deferred Pension Commencement Date, then the Company shall pay to his Beneficiary a Supplemental Pension calculated in accordance with Section 2(a), payable for a period of 120 months, commencing on the Deferred Pension Commencement Date.

                 (c) Upon the death of the Executive while receiving a Supplemental Pension pursuant to Section 2(a), and provided the Executive has not received 120 monthly payments thereunder prior to his death, the Company shall make the same monthly payments to his Beneficiary that the




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Executive was entitled to receive under Section 2(a) until an aggregate of 120 monthly payments have been made to the Executive and/or his Beneficiary.

                 (d) Upon the death of the Executive before he attains age 65 and while employed by the Company, the Company shall pay to his Beneficiary a Supplemental Pension calculated in accordance with Section 2(a), payable for a period of 120 months, commencing on the first day of the calendar month following the month in which the Executive died; provided, however, that in computing a Supplemental Pension payable pursuant to this Section 2(d), the fraction referred to in the definition of "Supplemental Pension" in Section 2(a) shall be deemed to be equal to "one".

         3.      Disability Benefits; Survivor's Benefits.

                 (a) Upon the termination of the Executive's employment as a result of a Disability before he attains age 65, the Executive shall receive, in lieu of any and all amounts receivable by him under Section 1 or 2 hereof, a Disability Pension, payable for his life, commencing on the first day of the calendar month following the month in which the Executive's employment terminates because of his Disability. A "Disability Pension" shall mean a monthly pension in an annual amount equal to the excess (if any) of (1) 60% of the greater of (x) Executive's annual base salary (excluding incentive or bonus compensation and fringe benefits) during the last complete calendar year prior to his Disability, and (y) Executive's rate of annual base salary (excluding incentive or bonus compensation and fringe benefits) in effect immediately prior to his Disability, over (2) the monthly amount of the Executive's Other Disability Benefits [as defined in Section 11(g)].

                 (b) Upon the death of the Executive while entitled to receive a Disability Pension pursuant to Section 3(a), and provided the Executive has not received 120 monthly payments prior to his death, the Company shall make the same monthly payments to his Beneficiary that the Executive was entitled to receive under Section 3(a) until an aggregate of 120 monthly payments have been made to the Executive and/or his Beneficiary.

         4. Administration. This Agreement shall be administered on behalf of the Company by its Board of Directors. The Board of Directors may delegate its duties to any committee designated by it for




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such purpose.  The Board of any such committee shall have the authority to interpret, and to determine questions of fact arising under, this Agreement, including, without limitation, whether a Disability exists, whether the Executive's employment has been terminated as a result of a Disability and whether there has been a forfeiture as defined in Section 6, and shall be entitled to rely on all records of the Company in connection therewith. The determination of the Board of Directors or any committee administering this Agreement shall be conclusive and binding upon the Executive, the Beneficiary and the Company.

         5.      Cooperation; Estoppel of the Executive and the Beneficiary;

                 (a) The Executive shall furnish the Company with all information which the Company may deem necessary or desirable to assist it in the administration of this Agreement, including, without limitation, any information necessary or desirable in computing the amount of the Executive's Plan Benefits payable by any person other than the Company.

                 (b) The Company, its Board of Directors or any committee thereof may rely upon any certificate, statement or other representation made to them by the Executive with respect to age, length of service, designated Beneficiary, date of commencement or termination of employment, or other fact required to be determined under any of the provisions of this Agreement, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement of other representation made by the Executive shall be conclusively binding upon the Executive and his Beneficiary, and the Executive and his Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

         6. Forfeiture. Notwithstanding anything contained in this Agreement, if the employment of the Executive is terminated for fraud or dishonesty, then all rights which the Executive or his Beneficiary may have under this Agreement shall be forfeited, and any liability of the Company to make payments hereunder shall terminate.

         7. Non-Competition. So long as the Executive is employed by the Company, and during any period the Executive is receiving a Supplemental Pension or Disability Pension pursuant to this




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Agreement, the Executive shall not, directly or indirectly, as an officer, director, employee, consultant, agent, stockholder, partner or otherwise, participate in or be employed by any person, firm or corporation which is engaged in any business which competes in any material respect with a material portion of the business of the Company or any of its subsidiaries or affiliates; provided, however, that nothing in this Section 7 shall prevent the Executive from owning not more than 2% of the outstanding equity securities of any corporation that is listed on any national securities exchange or actively traded in the over-the-counter market. The provisions of this Section 7 shall constitute an independent and severable covenant and any court construing the same shall have the power to modify, alter or reduce the scope of such provisions in order to make them enforceable under applicable law. In the event the Executive breaches the provisions of this Section 7, he shall forfeit all rights which he or his Beneficiary may have under this Agreement, whereupon the obligation of the Company to make payments hereunder shall terminate.

         8. Right to Terminate Employment. Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Company or affect any right the Company may have to terminate the Executive's employment.

         9. Assignment. The Executive may not assign, pledge or otherwise encumber his interest in this Agreement without the written consent of the Company. In the event of any sale or other disposition of all or a substantial part of the assets of the Company, adequate provision, by a written assumption agreement or otherwise, shall be made to secure for the Executive all of the benefits of this Agreement to the same extent to which the Executive would have been entitled to such benefits had any such disposition not taken place.

         10. Rights to Third Parties. The Executive and the Company may amend this Agreement by a document in writing which may have the effect of diminishing or eliminating benefits payable to his Beneficiary under the several provisions of this Agreement.

         11. Definitions. Whenever used in this Agreement, the following terms shall have the meanings ascribed to them in this Section:




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                 (a)      Agreement.  "Agreement" shall mean this agreement, as
amended from time to time.

                 (b) Beneficiary. "Beneficiary" shall mean one or more beneficiaries (who may be any one or more members of the Executive's family or other persons, executors, administrators, any trust, foundation or other entity) designated by the Executive in writing to the Company to receive such amounts as may be payable under this Agreement after the Executive's death.
The Executive may also, in the same manner, and at any time and from time to time, change any Beneficiary previously designated by him, without notice to, or consent of, any previously designated Beneficiary. If the Executive shall fail validly to designate a Beneficiary, the Beneficiary shall be his surviving spouse, or if none, his estate. If any individual named as a Beneficiary shall fail to survive the Executive, the Beneficiary shall be such alternate Beneficiary as may have been named by the Executive, or, if none, shall be the Executive's surviving spouse, or, if not spouse survives the Executive, his estate. No designation by the Executive of any person other than his spouse shall be valid without the consent of such spouse. For the purposes of the immediately preceding sentence, a "spouse" shall mean any person who, under applicable community property laws, shall be required to consent to such designation in order for such designation to be fully effective.

                 (c) Company. The "Company" shall mean Southdown, Inc. and any of its subsidiaries.

                 (d) Compensation. "Compensation" shall mean the average of the fixed base annual salary paid by the Company to the Executive (excluding incentive or bonus compensation and fringe benefits) during each of the five calendar years of highest fixed base salary during which he was employed by the Company (whether or not such five calendar years are consecutive and whether or not the Executive was employed during all or part of any such calendar year).

                 (e) Disability. "Disability" shall mean an incapacity which would entitle the Executive to benefits under the Company's group disability insurance, or, if the opinion of the Board of Directors of the Company, prevents the Executive from performing his customary duties and is likely to




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be permanent or of long duration.  If the Executive incurs a Disability, his employment shall be treated as terminated for Disability on the first day on which he is no longer covered by the Company's group life insurance program (or any successor program thereto) by reason of his Disability.

                 (f)      Other Retirement Benefits.

                          (i)     With respect to a Supplemental Pension
payable pursuant to Section 1(a) or 1(b), "Other Retirement Benefits" shall mean (x) all amounts paid to the Executive as Plan Benefits following his attainment of age 65, and all amounts which, if the Executive had so chosen, could have been so paid assuming he was then retired from all employment with all current or former employers, plus (y) the Social Security Benefits payable beginning at age 65, each expressed as an aggregate annual amount.

                          (ii)    With respect to a Supplemental Pension
payable pursuant to Section 2(a), 2(b) or 2(c), "Other Retirement Benefits" shall mean (x) all amounts paid to the Executive as Plan Benefits following his attainment of age 65, and all amounts which, if the Executive had so chosen, could have been so paid assuming he was then retired from all employment with all current or former employers (or, if the Executive dies before he attains age 65, all amounts which, had the Executive been alive and so chosen, could have been so paid to the Executive at age 65), plus (y) the Social Security Benefits payable beginning at age 65, each expressed as an aggregate annual amount.

                          (iii)   With respect to a Supplemental Pension
payable pursuant to Section 1(c) or 2(d), "Other Retirement Benefits" shall mean (x) all amounts which, had the Executive been alive and so chosen, could have been paid to the Executive as Plan Benefits following his attainment of age 65 (computed on the assumption that the Executive's employment with the Company terminated (for reasons other than his death or Disability) on the earlier of his attainment of age 65 or the date of his death) plus (y) the Social Security Benefits payable beginning at age 65, each expressed as an aggregate annual amount such.

                          (iv)    If any Plan Benefits are paid or payable
otherwise than as a life annuity beginning at age 65 with a ten year certain provision, then for the purpose of calculating a Supplemental




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Pension, such payments shall be converted into the actuarial equivalent of a life annuity beginning at age 65 with a ten year certain provision, based on such assumptions, including assumptions as to interest rate and mortality, as the Company may determine in its sole discretion.

                 (g) Other Disability Benefits. "Other Disability Benefits" shall mean (i) all amounts paid to the Executive as Plan Benefits following the date his employment terminates because of a Disability, and all amounts which, had the Executive so chosen, could have been so paid, plus (ii) the Social Security Benefits payable at the end of any applicable waiting period; provided, however, that if, at the time the Executive's employment terminated because of a Disability, he could not, if he so chose, obtain any or all amounts payable under subclauses (i) of (ii) of this Section 11(g), then any such amounts shall be deducted commencing as of the first day on which he would be (or, if the Executive dies while entitled to receive a Disability Pension hereunder, would have been) entitled to obtain such benefits; it being further provided that any Plan Benefits or Social Security Benefits that are limited in duration (other than on account of death) shall cease to be included as Other Disability Benefits at such time as such benefits cease to be payable.

                 (h) Plan Benefits. "Plan Benefits" shall mean amounts payable to the Executive under any disability, pension, profit-sharing, retirement or deferred compensation plan (other than Social Security Benefits) contributed to or maintained by the Company or any other prior or subsequent employer (whether or not related to the Company), including any governmental plans providing old age, retirement or disability benefits, except to the extent such amounts are solely attributable to contributions by the Executive to a defined contribution plan (or to contributions by the Executive to a defined benefit plan to the extent such contributions provide benefits in the nature of a defined contribution plan), and any amounts payable as retirement or disability benefits under a contract between any such person or entity (other than the Executive) and the Executive.

                 (i) Social Security Benefits. "Social Security Benefits" shall mean amounts payable to the Executive under Retirement and Survivors Insurance and Disability Insurance under the Federal Social Security Act or corresponding provisions of subsequent law. In applying the definition of Other




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Retirement Benefits and Other Disability Benefits, the Board of Directors of
the Company or any committee designated by the Board is hereby granted full authority to adopt all such rules and assumptions which may be necessary or desirable for purposes of determining the amount of an Executive's Social Security Benefits, and all rules and assumptions so adopted shall be binding on the Executive and his Beneficiary. In determining the Executive's Supplemental Pension, the Board shall compute such benefits by disregarding any event (including, without limitation, continued employment or earnings, waiver or failure to claim benefits, failure to survive until age 65, or reduction of benefits at age 65 because of the earlier commencement thereof) which might cause the Executive not actually to receive such benefit beginning at age 65.

         12. Severability. The provisions of this Agreement are severable, and if any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to principles of conflict of laws).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        SOUTHDOWN, INC.

                                        By______________________________________
                                          Laurence E. Hirsch, President



                                        ________________________________________




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              FORM OF AMENDMENT TO SUPPLEMENTAL PENSION AGREEMENT


         WHEREAS, Southdown, Inc. (the "Company") and __________________________
(the "Executive") have entered into a Supplemental Pension Agreement (the "Agreement"), dated as of April 1, 1980; and

         WHEREAS, the Company and the Executive wish to amend such Agreement to provide for the acceleration of the commencement of payment of supplemental pension benefits as hereinafter provided.

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. The first sentence of Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

                 (a) Upon the termination of the Executive's employment before he attains age 65, Executive shall be entitled to receive a Supplemental Pension payable for life, which shall commence as follows:

                 (i) if Executive's employment terminates after he attains age 61, and if such termination of employment is for any reason other than the Executive's voluntary termination of employment without the Company's consent (provided, however, that such consent shall not be required if such resignation occurs following a breach by the Company of any employment agreement between the Company and the Executive) his Supplemental Pension shall commence on the first day of the month following the date on which the Executive's employment terminates, or

                 (ii) if (i) above is not applicable and if Executive's employment terminates for any reason other than death or Disability before he attains age 65, his Supplemental Pension shall commence on the first day of the month following the month in which the Executive attains age 65 (in either (i) or (ii), the date on which his Supplemental Pension commences is referred to as the "Deferred Pension Commencement Date").

         2.      This Amendment shall be effective as of January 1, 1985.

         3. Except as amended herein, the Agreement is hereby ratified and confirmed and shall continue in force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment this _______ day of _________.

                                        SOUTHDOWN, INC.

                                        By:_____________________________________

                                           _____________________________________
                                                         Executive